Exhibit 4.2

CONFORMED COPY

SIXTH SUPPLEMENTAL INDENTURE

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 10, 2024, is made by and between EASTERN GAS TRANSMISSION AND STORAGE, INC., a Delaware corporation, having its principal office at 10700 Energy Way, Glen Allen, Virginia 23060 (the “Company” or “Issuer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee, having a corporate trust office at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606 (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company has heretofore entered into an Indenture dated as of June 30, 2021, between the Company and the Trustee (as amended, restated or otherwise modified, the “Base Indenture”) with respect to senior debt securities;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as heretofore supplemented, and as further supplemented by this Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities and to issue and sell such Securities pursuant to the Note Purchase Agreement, dated October 4, 2024, between the Company and the purchasers named therein;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented, amended and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented, amended and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

5.020% SENIOR NOTES DUE 2034

Section 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 5.020% Senior Notes due 2034 (the “Notes”).

There are to be authenticated and delivered $150,000,000 principal amount of Notes, and such principal amount of the Notes may be increased from time to time pursuant to the penultimate paragraph of Section 301 of the Base Indenture. All Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes. Any such additional Notes will have the same interest rate, maturity and other terms as those initially issued. Further Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Base Indenture, and shall be consolidated with and part of the same series of Notes initially issued under this Supplemental Indenture.

The Notes shall be issued in physical definitive form, registered in the Security Register in the name of the Holder thereof, substantially in the form set out in Exhibit A attached hereto. The form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form included in Exhibit A attached hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for, provided that, in respect of the first interest payment date after the issuance hereof, the Company shall pay an amount of interest calculated as if it had accrued from December 10, 2024.

Section 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture. Unless the context otherwise requires, any reference to a “Section” refers to a Section of this Supplemental Indenture.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or other location are authorized or obligated by law, regulation or executive order to close.

“Interest Payment Dates” means June 15 and December 15 of each year, commencing on June 15, 2025.

“Notes” has the meaning set forth in Section 101.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(i)	Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)

Notes for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited (other than pursuant to Section 402 of the Base Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)

Notes with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402 of the Base Indenture, except to the extent provided in Section 402 of the Base Indenture; and

(iv)

Notes that have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or are present at a meeting of Holders of Notes for quorum purposes, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only those Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (a) the pledgee’s right so to act with respect to such Notes and (b) that the pledgee is not the Company or any other obligor upon the Notes or an Affiliate of the Company or such other obligor.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Restricted Legend” has the meaning set forth in Section 201.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means December 15, 2034.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (as defined herein) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

The terms “Company,” “Issuer,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

Section 103. Payment of Principal and Interest. The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 5.020% per annum, until paid or duly provided for, such interest to accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, provided that, in respect of the first interest payment date after the issuance hereof, the Company shall pay an amount of interest calculated as if it had accrued from December 10, 2024. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered in the Security Register on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the registered Holder to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Base Indenture), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve (12) thirty (30)-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest on the Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Notes, upon redemption or repurchase being made upon surrender of such Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the registered Holder entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the registered Holder entitled thereto. In the event that any date on which principal and interest is payable on the Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Section 104. Denominations. The Notes may be issued in denominations of $100,000, or any greater integral multiple of $100,000.

Section 105. Optional Redemption. Prior to September 15, 2034 (three months prior to the Stated Maturity) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to, but not including, the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the Redemption Date, and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered, to the address of each Holder as it appears in the Security Register, at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Company selects. No Notes of a principal amount of $1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

The Company shall notify the Trustee in writing of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation. Except as otherwise provided herein, the notice of redemption shall be sent in accordance with the terms of the Base Indenture.

Section 106. Sinking Fund; Conversion. The Notes shall not have a sinking fund.

Section 107. Interest on Overdue Amounts. Any principal of and installment of interest on the Notes that is overdue shall bear interest at the rate of 5.020% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

Section 108. Paying Agent; Security Registrar. Trustee shall initially serve as Paying Agent and Security Registrar with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office. The Company may change the Paying Agent or Security Registrar without prior notice to Holders of the Notes, and the Company or any of its subsidiaries may act as Paying Agent or Security Registrar.

Section 109. Reports by Company. The Company shall, whether or not it is then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide to the Trustee and all Holders of Notes, upon request: (1) financial statements and other information and reports as would be required by, and on the same schedule as would be mandated by, a quarterly report on Form 10-Q, within 60 days of each fiscal quarter; (2) financial statements and other information and reports as would be required by, and on the same schedule as would be mandated by, an annual report on Form 10-K, within 105 days of each fiscal year; and (3) financial statements and other information and reports as would be required by, and on the same schedule as would be mandated by, a current report on Form 8-K, within four days after each relevant event, unless in each case such information is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information has been filed pursuant to the Electronic Data Gathering, Analysis, and Retrieval system or any successor system.

Delivery of information to the Trustee pursuant to this Section 109 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE II

TRANSFER AND EXCHANGE

Section 201. Transfer Restriction. Each Holder of the Notes by acceptance of the Notes agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. In addition, the Notes have not been registered under the Securities Act and the Notes may not be transferred without compliance with applicable securities laws.

The Company may take such actions as it shall deem to be desirable to prevent such sale, assignment or transfer, including the issuance of stop transfer instructions to the Trustee and any registrar under the Indenture, to effect compliance with this restriction, and the placing of a legend (“Restricted Legend”) on such Notes in substantially the following form:

“THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR STATE SECURITIES LAWS, BUT HAS BEEN ISSUED OR REGISTERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER, DELIVERY, PLEDGE, OR OTHER DISPOSITION OF THIS NOTE MAY BE EFFECTED EXCEPT

(A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF, THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

Section 202. Special Provisions Regarding Transfer. The Trustee, Security Registrar or Paying Agent shall not be responsible for ascertaining whether any transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code, the Investment Company Act or the insurance laws and regulations of any State or other jurisdiction; except that if a certificate is specifically required by the terms of this Supplemental Indenture to be provided to the Trustee, Security Registrar or Paying Agent, as applicable, by a prospective transferee, transferor or the Company, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Indenture.

Section 203. Preservation of Information. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein) in accordance with its customary policy, and the Company will have the right to request copies thereof at any reasonable time upon written notice to the Trustee.

Section 204. Acknowledgement of Restrictions; Indemnification; No Obligation of Trustee. By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on registrations of transfer or exchange of such Note set forth in this Supplemental Indenture and in the Restricted Legend and agrees that it will register the transfer or exchange of such Note only as provided in this Supplemental Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to the Indenture in accordance with its customary policy. The Company shall have the right to request copies of all such letters, notices or other written communications at any reasonable time upon the giving of written notice to the Security Registrar.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Supplemental Indenture and/or applicable U.S. Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Supplemental Indenture or under applicable law with respect to any registrations of transfer or exchange of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 301. Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 302. Executed in Counterparts. This Supplemental Indenture may be executed in several counterparts which may be delivered in original form, facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other electronic transmission (i.e., a “pdf” or “tif”), each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 303. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Notes to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article 8 of the Base Indenture.

Section 304. Trustee’s Disclaimer. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee, including without limitation its right to be indemnified, shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provision hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

EASTERN GAS TRANSMISSION AND STORAGE, INC.

By:	/s/ Scott C. Miller
Name: Scott C. Miller
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Marie A. Hattinger
Name: Marie A. Hattinger
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

EXHIBIT A

FORM OF 5.020% SENIOR NOTE DUE 2034

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR STATE SECURITIES LAWS, BUT HAS BEEN ISSUED OR REGISTERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NO DISTRIBUTION, SALE, OFFER FOR SALE, TRANSFER, DELIVERY, PLEDGE, OR OTHER DISPOSITION OF THIS NOTE MAY BE EFFECTED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF, THE ACT AND APPLICABLE STATE SECURITIES LAWS.

EASTERN GAS TRANSMISSION AND STORAGE, INC.

$

5.020% SENIOR NOTE DUE 2034

No.

Eastern Gas Transmission and Storage, Inc., a Delaware Corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to     , or registered assigns     (the “Holder”), the principal sum of     Dollars ($     ), subject to the increases and decreases set forth in Schedule I hereto, on December 15, 2034 and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2025 at the rate of 5.020% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 5.020% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand and, provided further that, in respect of the first interest payment date after the issuance hereof, the Company shall pay an amount of interest calculated as if it had accrued from December 10, 2024. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register on the Regular Record Date for such interest; provided that the interest payable at Stated Maturity or on a Redemption Date will be paid to the registered Holder to whom principal is payable. The Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such

Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on this Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note, upon redemption or repurchase being made upon surrender of such Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the registered Holder entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the registered Holder entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

EASTERN GAS TRANSMISSION AND STORAGE, INC.

By:
Name:
Title:

[Signature Page to 5.020% Senior Notes due 2034]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:
Dated:

[Signature Page to 5.020% Senior Notes due 2034)]

[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of June 30, 2021 (the “Base Indenture”), as heretofore supplemented and as further supplemented by a Sixth Supplemental Indenture, dated as of December 10, 2024 (the “Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

The Notes are redeemable, in whole or in part, at any time and from time to time in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee for the series of Securities affected, with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $100,000 and any greater integral multiple of $100,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common

TEN ENT –	as tenants by the entireties

JT TEN –	as joint tenants with rights of survivorship and not as tenants in common

UNIT GIFT MIN ACT –	__________________________ Custodian for (Cust) __________________________ (Minor)

Under Uniform Gifts to Minors Act of

______________________________________ (State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(insert name of assignee)

(insert social security, taxpayer I.D. or other identifying number of assignee)

(insert address of assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________ ______________________________________________________________________________ agent to transfer said within Bond on the books of Eastern Gas Transmission and Storage, Inc., with full power of substitution in the premises.

Dated: _____________ ____, ________

By:
Name:
Title:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Bond in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

By:
Name:
Title:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.